UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2012

TARGA RESOURCES PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-33303	65-1295427
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana, Suite 4300

Houston, TX 77002

(Address of principal executive office and Zip Code)

(713) 584-1000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 14, 2012, Targa Resources Partners LP (the “Partnership”) entered into a membership interest purchase and sale agreement (the “Purchase Agreement”) with Saddle Butte Pipeline LLC (“Saddle Butte”), Saddle Butte Fort Berthold Gathering, LLC and Saddle Butte Assets, LLC, pursuant to which the Partnership will purchase 100% of Saddle Butte’s Williston Basin crude oil pipeline and terminal system and natural gas gathering and processing operations for $950 million in cash (the “Saddle Butte Acquisition”). The Partnership currently expects to close the transaction during the fourth quarter of 2012, subject to obtaining required regulatory approvals, including the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and other customary closing conditions. The purchase price is subject to customary post-closing adjustments as well as to a contingent payment of $50 million that is subject to aggregate crude oil gathering volumes exceeding certain thresholds by mid-2014.

The business to be acquired is located in the Bakken Shale Play in McKenzie, Dunn, and Mountrail counties, North Dakota and includes approximately 155 miles of crude oil pipelines. The business has combined crude oil operational storage capacity of 70,000 barrels, including the Johnson’s Corner Terminal with 20,000 barrels of storage capacity (expanding to 40,000 barrels) and the Alexander Terminal with storage capacity of 30,000 barrels. The business also includes approximately 95 miles of natural gas gathering pipelines and a 20 MMcf/d natural gas processing plant with an expansion underway to increase capacity to 40 MMcf/d. The operations are backed by producer dedications under long-term contracts that include approximately 260,000 acres of crude oil production and over 100,000 acres of natural gas production. The Partnership expects that growth capital expenditures of over $250 million will be required in 2013 to support system expansions necessary to meet producer activity.

Unless otherwise noted, the information in this section about the Saddle Butte Acquisition is based on information prepared by Saddle Butte and provided to the Partnership.

The Partnership expects to fund a portion of the purchase price of the Saddle Butte Acquisition with borrowings under its revolving credit facility or, subject to market conditions, proceeds from the issuance of private or public securities.

The description of the Purchase Agreement set forth above in Item 1.01 is qualified in its entirety by the Purchase Agreement, which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

This Item 1.01 of Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this Form 8-K that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties, factors and risks, many of which are outside the Partnership’s control, which could cause results to differ materially from those expected by management of the Partnership. Such risks and uncertainties include, but are not limited to, weather, political, economic and market conditions, including a decline in the price and market demand for natural gas and natural gas liquids, the timing and success of business development efforts; and other uncertainties. These and other applicable uncertainties, factors and risks are described more fully in the Partnership’s filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Partnership does not undertake an obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 7.01 Regulation FD Disclosure.

On November 15, 2012, the Partnership issued a press release announcing the execution of the Purchase Agreement related to the Saddle Butte Acquisition. A copy of the press release is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K and the attached Exhibit 99.1 is being “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Partnership filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1*	Membership Interest Purchase and Sale Agreement, dated November 14, 2012, by and among the Partnership, Saddle Butte Pipeline LLC, Saddle Butte Fort Berthold Gathering, LLC and Saddle Butte Assets, LLC.

99.1	Press release dated November 15, 2012, announcing the execution of the Membership Interest Purchase and Sale Agreement.

*	Schedules and annexes omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TARGA RESOURCES PARTNERS LP

By: Targa Resources GP LLC,
its general partner

Dated: November 15, 2012	By:	/s/ Matthew J. Meloy
Matthew J. Meloy
Senior Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit Number	Description
2.1*	Membership Interest Purchase and Sale Agreement, dated November 14, 2012, by and among the Partnership, Saddle Butte Pipeline LLC, Saddle Butte Fort Berthold Gathering, LLC and Saddle Butte Assets, LLC.

99.1	Press release dated November 15, 2012, announcing the execution of the Membership Interest Purchase and Sale Agreement.

*	Schedules and annexes omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.